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                                                                       EXHIBIT 5




                          [OGILVY RENAULT LETTERHEAD]



                                                  March 28, 2001

Royal Bank of Canada
Royal Bank Plaza
200 Bay Street
Toronto, Ontario
M5J 2J5

Dear Sirs and Mesdames:

         We are counsel to Royal Bank of Canada (the "Bank") in connection with the proposed issuance of common shares of the Bank (the "Shares") pursuant to an Agreement and Plan of Merger dated as of January 26, 2001 (the "Merger Agreement") between Centura Banks, Inc. and the Bank.

         We understand that in connection with the issuance of the Shares, the Bank is filing a Registration Statement on Form F-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act"). This opinion is delivered to you in support of the Bank's Registration Statement.

         In rendering the opinion set out below, we have examined original or duplicate copies or certified copies of such corporate records and other documents and such questions of law as we have considered necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued as fully-paid and non-assessable shares in the capital of the Bank.

         The foregoing opinion is limited to the current laws of the Province of Ontario and the federal laws of Canada applicable therein.

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[OGILVY RENAULT LETTERHEAD]


                                      -2-


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of RBC Common Shares" in the Proxy Statement/Prospectus included in the Registration Statement. Such consent is given without us admitting that we are "experts" within the meaning of the Act or the rules or regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

                                       Yours truly,


                                       /s/ OGILVY RENAULT